EXHIBIT 5.1

July 9, 2025

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, MI 48105

Ladies and Gentlemen:

We have acted as counsel to ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on July 8, 2025 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offering and sale by the Company of (a) an aggregate of up to 15,700,000 shares (the “Offering Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (b) warrants to purchase up to an aggregate of up to 15,700,000 shares of Common Stock issuable upon the exercise pursuant to the Pre-Funded Common Stock Purchase Warrants (in the form attached as Exhibit 4.2 to the Registration Statement (the “Pre-Funded Warrant Instruments” and each, a “Pre-Funded Warrant Instrument”)) (such warrants, collectively, the “Pre-Funded Warrants” and such shares of Common Stock, the “Pre-Funded Warrant Shares”), and (c) warrants to purchase an aggregate of up to 628,000 shares of Common Stock issuable upon exercise pursuant to the Underwriter Common Stock Purchase Warrants (in the form attached as Exhibit 4.3 to the Registration Statement (the “Underwriter Warrant Instrument”)) (such warrants, collectively, the “Underwriter Warrants” and such shares of Common Stock, the “Underwriter Warrant Shares”). The Pre-Funded Warrant Instruments and the Underwriter Warrant Instrument are collectively referred to in this opinion letter as the “Warrant Instruments”; the Pre-Funded Warrant Shares and the Underwriter Warrant Shares are collectively referred to in this opinion letter as the “Warrant Shares” and each, as a “Warrant Share”; the Offering Shares and the Warrant Shares are collectively referred to in this opinion letter as the “Shares” and each, as a “Share”; and the Warrants and Shares are collectively referred to in this opinion letter as the “Securities” and each, a “Security.” This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

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You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Securities thereunder. For purposes of rendering these opinions, we have examined: (i) the Registration Statement; (ii) the Underwriting Agreement to be entered into by and between the Company and Lucid Capital Markets, LLC, as the Underwriter (as defined therein and hereinafter referred to as the “Underwriter”), in the form filed by the Company as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (iii) the form of Pre-Funded Common Stock Purchase Warrants attached as Exhibit 4.2 to the Registration Statement; (iv) the form of Underwriter Common Stock Purchase Warrants attached as Exhibit 4.3 to the Registration Statement; (v) the Fourth Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 9, 2017, as amended by the Certificate of Designation of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on December 12, 2019, the Certificate of Designation of Series B Convertible Preferred Stock of the Company as filed with the Secretary of State on December 23, 2019, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on June 17, 2020, the Certificate of Designation of Series C Preferred Stock of the Company as filed with the Secretary of State on September 27, 2022, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on December 8, 2022, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on August 8, 2024, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on August 16, 2024 and the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on November 4, 2024 (the “Certificate of Incorporation”); (vi) the Amended and Restated Bylaws of the Company adopted on December 19, 2016; (vii) the resolutions duly adopted by the Board of Directors of the Company (the “Board of Directors”) on July 8, 2025 approving the form of Underwriting Agreement and the forms of Pre-Funded Warrant Instrument and Underwriter Warrant Instrument and designating the Pricing Committee of the Board of Directors (the “Board Resolutions”); and (viii) a certificate of an officer of the Company, dated as of the date hereof. Other than our examination of the documents listed in (i) through (viii) above, we have not examined any other documents or made any independent investigation for the purpose of rendering this opinion.

For purposes of rendering our opinions below, we have not examined any document other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the documents listed above or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

For purposes of this opinion letter, we have assumed that: (a) each document examined by us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. We have further assumed (i) the legal capacity of natural persons, and (ii) that each party to the documents we have examined has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

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In rendering our opinions below, we also have assumed that (i) the Company will have sufficient authorized and unissued shares of Common Stock available for issuance upon the exercise of the Warrants, (ii) that the issuance of all Shares will be duly recorded in the Company’s stock ledger upon issuance, (iii) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), the Shares will be evidenced by certificates, duly executed and delivered, or the Board of Directors will adopt resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Shares and, within a reasonable time after the issuance of any such Shares, the registered owner of such Shares will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL, (iv) other than the Underwriting Agreement, the Warrant Instruments and the Lock-Up Agreements (as defined in the Underwriting Agreement), there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL, (v) the exercise price for the Warrant Shares upon the exercise of the Warrants in accordance with the terms of the Warrant Instruments, in each case, will equal or exceed the then par value of a share of Common Stock, (vi) the issuance of the Securities will not (A) have the effect, directly or indirectly, of increasing the proportionate shares of stock or securities convertible into stock, in each case, of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL) or (B) confer a benefit, directly or indirectly (except proportionately as a stockholder of the Company) of any loans, advanced, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of Section 203 of the DGCL) on an interested stockholder (within the meaning of Section 203(c) of the DGCL), (vii) prior to the execution and delivery of the Underwriting Agreement or any of the Warrant Instruments, the Pricing Committee of the Board of Directors will have adopted resolutions approving the issuance of the Securities, approving the number of Offering Shares, the purchase price for the Offering Shares, Pre-Funded Warrants and Underwriter Warrants and the number of shares of, and the exercise price per share of, Common Stock purchasable upon exercise of the Pre-Funded Warrants and Underwriter Warrants in accordance with the DGCL (the “Committee Resolutions”), and (ix) the Board Resolutions have not been and the Board Resolutions and the Committee Resolutions will not be, in each case, revoked, modified or amended. We have not verified any of the foregoing assumptions.

Our opinions set forth below in numbered paragraphs 1 through 3 are limited to the DGCL and reported judicial decisions interpreting the DGCL. Our opinions set forth below paragraph 4 below are limited to the laws of the State of New York.

Based upon and subject to foregoing, and assuming that the Registration Statement is effective at the time of the issuance of any Shares, it is our opinion that:

1. The Offering Shares have been duly authorized for issuance by the Company and, when issued, delivered and paid for as described in the prospectus included in the Registration Statement (the “Prospectus”) and pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2. The issuance of the Pre-Funded Warrant Shares has been duly authorized for issuance by the Company and, when issued upon the exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrant Instruments, the Pre-Funded Warrant Shares will be validly issued, fully paid, and non-assessable.

3. The issuance of the Underwriter Warrant Shares has been duly authorized by the Company and, when issued upon the exercise of the Underwriter Warrants in accordance with the terms of the Underwriter Warrant Instrument, the Underwriter Warrant Shares will be validly issued, fully paid, and non-assessable.

4. Upon the Company’s execution and delivery thereof, each of the Warrant Instruments will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, and other similar laws affecting the rights and remedies of creditors or secured parties generally, and to the effects of general principles of equity, whether considered in a proceeding at law or equity, including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing and the public policy against indemnification for violations of United States securities law.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly,
/s/ K&L Gates LLP

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